UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                     CONSOLIDATED DELIVERY & LOGISTICS, INC.
             (Exact Name of Registrant as Specified in Its Charter)
           Delaware                                      22-3350958
 (State or Other Jurisdiction of                     (I.R.S. Employer
  Incorporation or Organization)                      Identification No.)
                                380 Allwood Road
                            Clifton, New Jersey 07012
                                 (973) 471-1005
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)
                           --------------------------
 Albert Van Ness, Jr., Chairman                         Copies to:
 Consolidated Delivery & Logistics, Inc.           Alan Wovsaniker, Esq.
    380 Allwood Road                               Lowenstein Sandler PC
  Clifton, New Jersey 07012                        65 Livingston Avenue
  (973) 471-1005                                   Roseland New Jersey 07068
(Name, Address, Including Zip Code, and               (973) 597-2500
 Telephone Number, Including
 Area Code, of Agent for Service)
                           --------------------------
   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the Selling Securityholder.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.|_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
        -------------------------- ----------------------- ------------------------- ------------------------- -------------------
         Title of Each Class of                                                          Proposed Maximum          Amount of
            Securities to be             Amount to be           Proposed Maximum        Aggregate Offering      Registration Fee
               Registered                Registered(1)         Offering Price Per           Price (2)
                                                                      Unit
        -------------------------- ----------------------- ------------------------- ------------------------- -------------------
        Common  Stock  ($.001 par
        value)                             338,216                    $2.78                   $940,917              $278(3)
        -------------------------- ----------------------- ------------------------- ------------------------- -------------------

(1) The shares of Common Stock being offered hereby are issuable upon conversion of the Registrant's Subordinated Convertible Notes due 1999 and 2003, respectively (the "Notes"). Pursuant to Rule 416, there are also being registered an indeterminate number of shares of the Registrant's Common Stock which may become issuable pursuant to the antidilution provisions of such Notes.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon a price of $2.78 per share, which was the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market on October 12, 1998.
(3)   Previously paid.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS



                     CONSOLIDATED DELIVERY & LOGISTICS, INC.

                                 338,216 Shares
                                  Common Stock


                  The selling securityholder listed below is offering and selling 338,216 shares of our common stock under this Prospectus.

                  On August 5, 1998, we issued subordinated convertible notes due 1999 and 2003 to the selling securityholder upon the acquisition of KBD Services, Inc. These notes are convertible into a maximum of 338,216 shares of our common stock. We have filed this Prospectus to register the shares of common stock underlying the notes so that the selling securityholder may offer and sell the shares of common stock in the public market and otherwise after converting the notes.

                  The selling securityholder may offer his common stock through public or private transactions, on or off the Nasdaq National Market, at prevailing market prices, or at privately negotiated prices. We will not receive any of the proceeds from the sale of the common stock by the selling securityholder, but will pay all registration expenses.

                  Our common stock is listed on the Nasdaq National Market under the symbol "CDLI". On November 23, 1998, the closing price of the common stock on the Nasdaq National Market was $3.125 per share.

                  Our principal executive offices are located at 380 Allwood Road, Clifton, New Jersey 07012 and our telephone number at that address is
(973) 471-1005.

                              ---------------------


THE SHARES OF COMMON STOCK OFFERED OR SOLD UNDER THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.
                              ---------------------

        The date of this  Prospectus is ___________  ___, 1998.

                       WHERE YOU CAN FIND MORE INFORMATION

                  Consolidated Delivery & Logistics, Inc. is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). In accordance with the Exchange Act, we file annual, quarterly, and current reports, proxy statements, and other documents with the Securities and Exchange Commission ("SEC"). You may read and copy any document we file at the SEC's public reference rooms at the following locations:

                  o        Main Public Reference Room
                           Judiciary Plaza Building
                           450 Fifth Street, N.W.
                           Washington, D.C. 20549

                  o        Regional Public Reference Room
                           75 Park Place, 14th Floor
                           New York, New York 10007

You may obtain information on the operation of the SEC's public reference rooms by calling 1-800-SEC-0330. We are required to file these documents with the SEC electronically. You can access the electronic versions of these filings on the Internet at the SEC's website, located at http://www.sec.gov.

                  This Prospectus is part of a Registration Statement that we filed with the SEC. The Registration Statement contains more information than this Prospectus regarding Consolidated Delivery & Logistics, Inc. and its common stock, including certain exhibits. You can get a copy of the Registration Statement from the SEC at the address listed above or from its Internet site.

                  The SEC allows us to "incorporate" into this Prospectus information we file with it in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this Prospectus, and information we file later with the SEC will automatically update and supersede this information. For further information about us and our common stock, you should refer to the Registration Statement and the following documents which we are incorporating by reference (except to the extent information in those documents is different from the information contained in this Prospectus):

                  (i) Our Annual Report on Form 10-K for the year ended December 31, 1997;

                  (ii) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1998;

                  (iii) Our Current Reports on Form 8-K filed with the SEC on July 16, August 18, August 19, and September 28, 1998 and on Form 8-K/A filed with the SEC on September 15, and October 19, 1998;

                  (iv) Our definitive Proxy Statement for our 1998 Annual Meeting of Stockholders;

                  (v) The description of our common stock set forth in our Registration Statement filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description; and

                  (vi) All documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus until we terminate the offering of these shares.

                  We will provide without charge to each person, including any beneficial owner of common stock to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been incorporated by reference in this Prospectus (not including exhibits to such documents unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to: Consolidated Delivery & Logistics, Inc., 380 Allwood Road, Clifton, New Jersey 07012
Attention:  Secretary (telephone (973) 471-1005).

                  You should rely only on the information contained or incorporated by reference in this document. We have not authorized anyone to provide you with information that is different. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of this Prospectus.

                  Unless the context indicates otherwise, the term the "Company" or references to "we," "us," and "our" in this Prospectus refer to Consolidated Delivery & Logistics and its subsidiaries.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         This Prospectus and the documents incorporated by reference herein include certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this Prospectus that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including, but not limited to, such matters as future business development, business strategies, expansion and growth of the Company's operations and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, including the risk factors discussed below, general economic and business conditions, the business opportunities (or lack thereof) that may be presented to and pursued by the Company, changes in law or regulations and other factors, many of which are beyond the control of the Company. Prospective investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.

                                  RISK FACTORS

         You should consider the following risks carefully before deciding to purchase shares of our common stock. The risks described below are not the only ones that we face. Additional risks about which we do not yet know or that we currently think are immaterial may also impair our business operations. Our business, operating results or financial condition could be materially adversely affected by any of the following risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or a part of your investment. You should also refer to the other information set forth in this Prospectus. This Prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases you can identify forward-looking statements by terminology such as "may," "will," "expect," "believe," "intend," "anticipate," "estimate," or similar words. These statements are only predictions and are based on our current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties. Actual results and events may vary materially from those discussed in the forward looking statements. We discuss risks and uncertainties that might cause such a difference below and elsewhere in this Prospectus.

Limited Combined Operating History

         We conducted no operations and generated no revenue prior to our initial public offering in November, 1995. At the time of our initial public offering, we acquired eleven companies in the same-day delivery business. Since then, we have acquired several additional businesses. Prior to their acquisition by us, the companies that we have acquired were operated as independent entities. The process of integrating the operations of these businesses into our business may involve unforeseen difficulties and may require a significant amount of our financial and other resources, including management time. We cannot assure you that we will be able to integrate the operations of these businesses successfully into our operations. In addition, to manage the combined enterprise on a profitable basis we must conform all acquired companies into certain necessary common systems and procedures, including computer and accounting systems. We cannot be certain that we will successfully institute theses common systems and procedures for all acquired companies. Our inability to integrate or successfully manage the companies we have acquired or acquire in the future could have a material adverse effect on our business, financial condition and results of operations.

Ability to Manage Growth

         We expect to expend significant time and effort in expanding our business and acquiring other businesses. This growth may place a significant strain on our resources. We cannot be certain that our systems, procedures and controls will be adequate to support our operations as they expand. Any future growth also will impose significant additional responsibilities on members of our senior management, including the need to identify, recruit and integrate new senior level managers and executives. We cannot be certain that we can identify and retain such additional managers and executives. As a result, we cannot assure you that we will be able to expand our business or manage any future growth effectively and profitably.

Risks Related to Our Acquisition Strategy

         In 1997 we curtailed our acquisition activity. One of our strategies for 1998, however, is to increase our revenues and profitability and expand our markets through the acquisition of selected companies in the same-day ground and air delivery business. We may not be able to identify, acquire or manage profitable additional businesses or integrate successfully any acquired businesses without substantial costs, delays or other operational or financial problems. Acquisitions involve a number of special risks, including:

               Possible adverse affects on our operating results and the timing of those results;

               Diversion of management's attention;

               Dependence on retaining, hiring and training of key personnel;

               Risks associated with unanticipated problems or legal liabilities; and

               The realization of intangible assets.

Some or all of these additional risks could have a material adverse affect on our business, financial condition and results of operations, especially in the fiscal quarters immediately following the acquisition. If we are unable to acquire additional same-day delivery companies or integrate those businesses successfully, our ability to expand our operations and increase our revenues and profitability could be reduced significantly.

Risks Related to Acquisition Financing

         We cannot readily predict the timing, size and success of our acquisition efforts or the capital we will need for these efforts. We currently intend to finance future acquisitions by using a combination of our common stock, notes and cash. If the common stock does not maintain a sufficient market value, or if the owners of the businesses we wish to acquire are unwilling to accept common stock as part of the purchase price, we may be required to use more of our cash resources, if available, to maintain our acquisition program. Using cash for acquisitions limits our financial flexibility and makes us more likely to seek additional capital through borrowing money or selling stock.
While the Company is currently negotiating to obtain additional acquisition financing, we may not be able to obtain the cash we will need for our acquisition program on acceptable terms, or at all. This could have a material adverse effect on our business, financial condition and results of operations. In addition, our Revolving Facility currently restricts our ability to make acquisitions.

Risks Associated With the Same-Day Delivery Industry; General Economic
   Conditions

         Our revenues and earnings are especially sensitive to events that affect the delivery services industry, including:

               Extreme weather conditions;

               Economic factors affecting our significant  customers;

               Increases in fuel prices; and

               Shortages of or disputes with labor.

Any of these factors could make it more difficult for us to service our clients effectively.

         Demand for our services may also be negatively impacted by down turns in the level of general economic activity and employment. The development and increased popularity of facsimile machines and electronic mail via the Internet has reduced the demand for some of our services. The Company has changed its focus to those delivery services involving items that are unable to be delivered via these alternative methods. Other similar industry-wide developments could have a material adverse effect on our business, financial condition or results of operations.

Dependence on Technology

         Our business is dependent upon several different information and telecommunications technologies. If we are not able to process transactions accurately and quickly, we may lose our customers and our reputation may be diminished. We intend to integrate these separate operating systems of our subsidiaries into an integrated company-wide system. We may encounter unexpected delays and costs in integrating and converting these systems. This could have a material adverse effect on our business, financial condition or results of operations.

Independent Contractors and Employee Owners/Operators

         Federal and state authorities have from time to time asserted that independent contractors in the transportation industry, including those used by the Company, are employees rather than independent contractors. We believe that the independent contractors we use are not employees under existing interpretations of Federal and state laws. Federal and state authorities could challenge this position and laws, including tax laws, and interpretations of various laws, may change. If the Company were required to pay for and administer added benefits to independent contractors, our operating costs could substantially increase. In addition, certain of our employees own and operate their own vehicles. The Company is presently undergoing an employment tax examination by the Internal Revenue Service (the "IRS"). The examination covers certain payments made during the 1995, 1996 and 1997 tax years to employee owner operators for all or a portion of the costs of operating their vehicles in the course of their employment. The Company believes that these arrangements do not represent additional compensation to those employees. However, there can be no assurance that the IRS will not seek to recharacterize some or all of such payments as additional compensation. If such amounts were recharacterized, the Company could have to pay additional employment-related taxes on such amounts.

Claims Exposure

         We use approximately 2,000 drivers in our business. These drivers are involved in accidents from time to time. We currently carry liability insurance of $1,000,000 for each accident (subject to applicable deductibles). We also carry umbrella coverage up to $25 million and require our independent contractors to maintain liability insurance of at least the minimum amounts required by state and federal law. We cannot guarantee that claims against us will not exceed the amount of coverage. If there were a material increase in the frequency or severity of accidents, liability claims or workers compensation claims against us, or unfavorable resolutions of those claims, our operating results could be materially adversely affected. Significant increases in insurance costs could reduce our profitability.

Shares Eligible For Future Sales

         Sale of a large number of shares of our common stock in the market could cause the market price of the common stock to drop. As of September 30, 1998, 6,637,517 shares of common stock were issued and outstanding. In addition, 1,896,352 shares of common stock were issuable upon the exercise or conversion of stock options and convertible notes or debentures, 1,725,459 of which have been registered for resale by the holders and are freely tradable upon issuance and 170,893 of which are subject to registration rights pursuant to which the holders can cause the Company to register those shares for resale.

         Sale in the market of substantial amounts of common stock, or the perception that sales might occur, could adversely affect the market price of the common stock. Any sales may make it more difficult for us to sell equity securities in the future when and at a price that we deem appropriate.


Reliance on Key Personnel

         Our future success will depend in part upon the continued service of our senior management and on the senior management of companies that we acquire in the future. If any of these people decide not to continue in their employment with us, or if we are unable to attract and retain other skilled employees, our business could be adversely affected.

Competition

         We believe that the markets for the same-day ground and air delivery services we provide are highly competitive. Price competition is often intense, especially in the market for basic delivery services. We compete with a large number of other air delivery and ground courier service entities. While we believe that we compete effectively with these other entities, we cannot guarantee that we will be able to maintain our competitive position in our principal markets.

Permits and Licensing

         Our delivery operations are subject to various state, local and federal regulations that in many instances require permits and licenses. Our failure to maintain required permits or licenses or to comply with these laws and regulations could subject us to substantial fines or could lead to the revocation of our authority to conduct certain of our operations.

No Future Dividends

         We do not anticipate paying cash dividends on our shares of common stock in the foreseeable future. We intend to retain any future earnings for use in our business. Our Revolving Credit Facility limits our ability to pay dividends on our common stock.

Effect of Certain Charter Provisions

         Certain provisions of our Certificate of Incorporation and By-Laws, as currently in effect, as well as Delaware law, could discourage potential acquisition proposals, delay or prevent a change in control of the Company or limit the price that certain investors may be willing to pay in the future for our common stock. Our Certificate of Incorporation permits our Board of Directors to issue shares of preferred stock without further stockholder action. The existence of this preferred stock could discourage a third party from attempting to obtain control of the Company and may also cause the market price of the common stock to drop. We have no current plans to issue shares of preferred stock. In addition, Section 203 of the Delaware General Corporation law restricts certain persons from engaging in business combinations with us.

         Our current By-Laws provide for a staggered board of directors, which means that only one-third of the board will be elected at each annual meeting of stockholders.

                                   THE COMPANY

         Consolidated Delivery & Logistics, Inc. was founded in June 1994 to create a national, full service, same-day ground and air delivery company. The Company provides an extensive network of same-day delivery services to a wide range of commercial, industrial and retail customers. The Company's ground delivery operations are concentrated on the East Coast, with a strategic presence in the Midwest and on the West Coast. The Company's air delivery services are provided throughout the United States and to major cities around the world.

         The Company offers its customers a single source for their same-day delivery needs. The Company's strategy is to achieve increased operating efficiencies by consolidating operations, increasing the density of its delivery routes and improving the productivity of existing personnel, equipment and facilities. During 1997, the Company curtailed its acquisition activities to focus on internal growth, strengthen its management structure and improve financial and operational systems. In connection therewith, and in accordance with the Company's previously announced plans, the Company disposed of its contract logistics subsidiary and its fulfillment and direct mail operation. In 1998, the Company began identifying suitable acquisition candidates where the Company can improve its existing market position or can establish a stronger market presence. Accordingly, the Company acquired certain assets and liabilities of Metro Courier Network, Inc. in July 1998, purchased all of the capital stock of KBD Services, Inc. ("KBD") in August 1998 and acquired certain assets and liabilities of Eveready Express Corp. in September 1998.

         The Company was incorporated under the laws of the State of Delaware in June 1994. The complete mailing address of the Company's principal executive office is 380 Allwood Road, Clifton, New Jersey 07012 and its telephone number is (973) 471-1005.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the common stock offered hereby. All net proceeds from the sale of the common stock will be paid directly to the Selling Securityholder. The Company will be relieved of the burden of repaying the Notes (as defined below) to the extent they are converted.

                             SELLING SECURITYHOLDER

         This Prospectus covers offers from time to time by David L. Chesney (the "Selling Securityholder") (after Mr. Chesney becomes a holder of our common stock) of the common stock owned by Mr. Chesney. The Selling Securityholder will hold shares of common stock issued upon the conversion of (i) the Company's 7% Subordinated Convertible Note due 2003 (the "7% Note") and (ii) the Company's Contingent Subordinated Convertible Note due 1999 (the "Contingent Note" and, with the 7% Note, the "Notes"). The Notes were issued on August 5, 1998 in a private placement upon the closing of the Company's acquisition of all of the capital stock of KBD. The 7% Note is convertible at the option of the Selling Securityholder at any time up to and including July 1, 2003. The Company also has the right to convert the 7% Note at any time after the average closing sales price for the common stock over a 30 consecutive trading day period exceeds $6.00. The 7% Note is convertible into the number of shares of common stock which results from dividing the principal amount of $1,460,000, plus accrued interest, by the conversion price. If the 7% Note is converted on or before July 1, 2003, the right to convert may only be exercised with respect to the entire amount due on the Note less $200,000. The conversion price is $6.00, subject to adjustment in the event of stock dividends, stock splits, combinations or other capital reorganizations. The 7% Note accrues interest at the rate of 7% per annum. Interest is payable quarterly. Accordingly, the 7% Note is convertible into up to 247,591 shares of our common stock.

         The Contingent Note is convertible into the maximum number of shares of common stock only if an earnings threshold specified in the Stock Purchase Agreement, dated August 5, 1998, among the Company, a wholly-owned subsidiary of the Company, KBD and the Selling Securityholder, is achieved by KBD. The measurement period for determining whether the earnings threshold is achieved ends on July 31, 1999. If the threshold is achieved, the Contingent Note will be convertible by the holder or the Company any time after September 16, 1999 up to and including October 20, 1999, for the full principal amount of the Contingent Note. The Contingent Note provides that the principal amount, and accordingly, the number of shares into which the Contingent Note may be converted, shall be reduced if the earnings of KBD during the measurement period fall within a specified range. If KBD's earnings do not exceed a minimum threshold, the principal amount of the Contingent Note will be reduced to zero, and, in such event, the Contingent Note will not be convertible into any shares of common stock. Accordingly, the Contingent Note is convertible into a maximum number of shares of common stock determined by dividing the initial principal amount of the Contingent Note ($500,000), plus accrued interest, by the $6.00 conversion price. The Contingent Note accrues interest at the rate of 7% per annum.
Interest is payable upon maturity. Assuming all earnings thresholds are achieved, the Contingent Note will be convertible into up to 90,625 shares of our common stock.

         Accordingly, a total of 338,216 shares of common stock are being registered for resale by the Selling Securityholder pursuant to this Prospectus. The Selling Securityholder does not own any shares of common stock as of the date of this Prospectus, and if all shares registered hereby are offered and sold by the Selling Securityholder, the Selling Securityholder will own no shares of common stock after this offering is completed.



                              PLAN OF DISTRIBUTION

         The distribution of the our common stock by the Selling Securityholder, or by the Selling Securityholder's successors in interest, may be effected from time to time in one or more transactions on the Nasdaq National Market, in special offerings, exchange distributions and/or secondary distributions pursuant to and in accordance with the applicable rules of the National
Association of Securities Dealers, Inc. ("NASD"), in the over-the-counter market, in negotiated transactions (including, without limitation, privately negotiated transactions), through the writing of options on the common stock, or through the issuance of other securities convertible into shares of the common stock (whether such options or other securities are listed on an options or securities exchange or otherwise), or a combination of such methods of distribution, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         Any or all of the common stock may be sold from time to time to purchasers directly by the Selling Securityholder. Sales of common stock may also be made pursuant to Rules 144, 144A or 904 of the Securities Act, provided that the requirements of such rules, including, without limitation, the holding period and the manner of sale requirements, are met. Alternatively, the Selling Securityholder may from time to time offer any or all of the common stock through underwriters, dealers, brokers or agents, including in transactions in which any such underwriters, dealers, brokers or agents solicit purchasers, and in block transactions in which any such underwriters, dealers, brokers, or agents will attempt to sell such shares of common stock as an agent but may resell such shares of common stock as a principal pursuant to this Prospectus.

         Any underwriters, dealers, brokers or agents participating in the distribution of the common stock offered hereby may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the Selling Securityholder and/or purchasers of common stock for whom they may act as agents (which compensation may be in excess of customary commissions). In addition, the Selling Securityholder and any such underwriters, dealers, brokers or agents that participate in the distribution of common stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of shares of the common stock may be deemed to be underwriting compensation. Additionally, the Selling Securityholder may pledge shares of the common stock, and in such event agents or dealers may acquire the shares of the common stock or interests therein, and may, from time to time, effect distributions of shares of the common stock or interests therein in such capacity.

         In order to comply with the securities laws of certain states, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the common stock may not be sold unless registered or qualified for sale in such state or unless an exemption from registration or qualification is available and such sale is made in compliance with such exemption.

                                  LEGAL MATTERS

                  Certain matters with respect to the validity and legality of the common stock offered hereby have been passed upon for the Company by Lowenstein Sandler PC, Roseland, New Jersey.

                                     EXPERTS

                  The  financial   statements  and  schedules   incorporated  by
reference in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods set forth in their report, have been audited by Arthur Andersen LLP, independent certified public accountants, and are incorporated herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said report.

                                     PART II

                     Information Not Required in Prospectus

Item 14.  Other Expenses of Issuance and Distribution

                  The following table lists the expenses which will be incurred in connection with the issuance and distribution of the Common Stock being registered.

                                                               Expense
                                                           --------------


Securities and Exchange Commission
  Registration Fee                                                $278
Accounting Fees and Expenses                                     6,000
Legal Fees and Expenses                                          6,000
Miscellaneous                                                      722
                                                        --------------
Total                                                          $13,000
                                                        ==============



                  All of the above amounts, other than the SEC filing fee, are estimates only. All of the above expenses will be paid by the Company.

Item 15.  Indemnification of Directors and Officers

                  Section 145 of the Delaware General Corporation Law ("GCL") provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation in nonderivative suits for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. In the case of criminal actions and proceedings, such person must have had no reasonable cause to believe his or her conduct was unlawful. Indemnification of expenses is authorized in stockholder derivative suits where such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and so long as he or she had not been found liable for negligence or misconduct in the performance of his or her duty to the corporation. Even in this latter instance, the court may determine that in view of all the circumstances such person is entitled to indemnification for such expenses as the court deems proper. A person sued as a director, officer, employee or agent of a corporation who has been successful in defense of the action must be indemnified by the corporation against expenses.

                  Article Tenth of the Certificate of Incorporation and Section 10 of the Company's by-laws, as amended ("By-laws"), provide that the Company shall, to the fullest extent permitted by law, indemnify each person (including the heirs, executors, administrators and other personal representatives of such person) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was a director or officer of the Company or is serving any other incorporated or unincorporated enterprise in any of such capacities at the request of the Company.

                  Article Tenth of the Certificate of Incorporation also contains a provision limiting the personal liability of directors to the fullest extent permitted or authorized by the GCL or other applicable law. Under the GCL, such provision would not limit liability of a director for (i) breach of the director's duty of loyalty (i.e., a director's duty to refrain from self-dealing in relation to the Company), (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases or redemptions of stock other than from lawfully available funds, or (iv) any transactions from which the director derives an improper benefit. This provision may have no effect on liability for violations of the federal securities laws.




Item 16.  Exhibits

                  The following  exhibits are filed as part of this Registration
Statement:

4.1* Second Restated Certificate of Incorporation of the Company, as amended.

4.2**             By-laws of the Company, as amended and restated.

4.3***            Form of Certificate evidencing ownership of the Company's
                  Common Stock.

4.4**** 7% Subordinated Convertible Note due 2003 and 7% Contingent Subordinated Convertible Note due 1999.

5.1***** Opinion of Lowenstein Sandler PC.

23.1              Consent of Independent Public Accountants.

23.2*****         Consent of Lowenstein Sandler PC is included in Exhibit 5.1.

24.1*****         Power of Attorney.
-----------------

* Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-97008).

** Incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

*** Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-97008).

**** Incorporated by reference to Exhibits 10.2 and 10.3 to the Company's Current Report on Form 8-K filed with the Commission on August 18, 1998.

*****    Previously filed.


Item 17.  Undertakings

         The undersigned registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                  (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, Consolidated Delivery & Logistics, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clifton, State of New Jersey, on November 25, 1998.

                     CONSOLIDATED DELIVERY & LOGISTICS, INC.
                     By:   /s/ Albert W. Van Ness, Jr.
                           Albert W. Van Ness, Chairman and CEO

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on November 25, 1998.

          Signature                                     Capacity

 /s/ Albert W. Van Ness, Jr.                 Chairman of the Board,  Chief
  --------------------------                 Executive Officer and Chief
     Albert W. Van Ness, Jr.                 Financial Officer

              *                              President, Chief Operating Officer
   --------------------------                and Director
    William T. Brannan


              *                              Director
   ---------------------------
     William Beaury

              *                              Director
   ----------------------------
     Michael Brooks

              *                              Director
   ----------------------------
     Jon F. Hanson

              *                              Director
   ----------------------------
     Labe Leibowitz

              *                              Director
   ----------------------------
     Marilu Marshall

              *                              Director
   --------------------------
     Kenneth W. Tunnell

              *                              Director
   --------------------------
     John S. Wehrle

*By:   /s/ Albert W. Van Ness, Jr.
        Albert W. Van Ness, Attorney-in-Fact

Exhibit 23.1
                               ARTHUR ANDERSEN LLP







                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Consolidated Delivery & Logistics, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 25, 1998 included in Consolidated Delivery & Logistics, Inc.'s Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.

                                                     /s/ Arthur Andersen
                                                     ARTHUR ANDERSEN LLP

Roseland, New Jersey
November 25, 1998